Exhibit 10.4

EXECUTION COPY

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated December 17, 2015 (this “Agreement”), is entered into by and among HAMILTON FINANCE LLC, a limited liability company formed under the laws of the State of Delaware (the “Company”), CAREY CREDIT INCOME FUND, a Delaware statutory trust, as Investment Manager (in such capacity, the “Investment Manager”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as collateral administrator under and for purposes of this Agreement (in such capacity, the “Collateral Administrator”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Loan Agreement dated as of December 17, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Company, the lenders from time to time party thereto, the Administrative Agent, the Collateral Administrator and U.S. Bank, as Collateral Agent (in such capacity, the “Collateral Agent”) and Securities Intermediary (in such capacity, the “Securities Intermediary”), the Company has pledged certain collateral (the “Collateral”), which includes, among other things, all of the Portfolio Investments and Eligible Investments as security for the Advances and other Secured Obligations;

WHEREAS, pursuant to the terms of that certain Investment Management Agreement dated as of December 17, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Investment Management Agreement”), by and between the Company and the Investment Manager, the Company has engaged the Investment Manager to undertake certain management and administrative functions with respect to the Collateral on its behalf;

WHEREAS, the Company wishes to engage U.S. Bank to act as Collateral Administrator to perform certain administrative duties with respect to the Collateral pursuant to the terms of this Agreement; and

WHEREAS, U.S. Bank is prepared to perform as Collateral Administrator certain specified obligations of the Company, or the Investment Manager, on its behalf, under the Loan Agreement (and certain other services) as specified herein, upon and subject to the terms of this Agreement (but without assuming the obligations or liabilities of the Company or the Investment Manager under the Loan Agreement);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Loan Agreement.

2.             Powers and Duties of Collateral Administrator.

(a)           U.S. Bank shall act as the Collateral Administrator pursuant to the terms of this Agreement, until U.S. Bank’s resignation or removal as the Collateral Administrator pursuant to Section 7 hereof or pursuant to the terms of the Loan Agreement.  In such capacity, the Collateral Administrator shall assist the Company and the Investment Manager in connection with maintaining a database of certain characteristics with respect to the Collateral on an ongoing basis and in providing to the Company and the Investment Manager certain reports, schedules and calculations, all as more particularly described in Section 2(b) below (in each case, such reports, schedules and calculations shall be prepared in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Loan Agreement) based upon information and data received from the Company, the Administrative Agent, the Account Bank and/or the Investment Manager, as required to be prepared and delivered (or which are necessary to be prepared and delivered in order that certain other reports, schedules and calculations can be prepared and delivered) under Section 8.03 of the Loan Agreement.  U.S. Bank’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement.  By entering into, or performing its duties under, this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Company or the Investment Manager under the Loan Agreement, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Company or the Investment Manager under or pursuant to the Loan Agreement.

(b)           The Collateral Administrator shall perform the following general functions from time to time:

(i)            Within fifteen (15) days after the date of the Loan Agreement, create a collateral database with respect to the Collateral (the “Collateral Database”);

(ii)           Update the Collateral Database promptly and on an ongoing basis for changes, including for ratings changes as provided by the Investment Manager, and to reflect the sale or other disposition of the Portfolio Investments included in the Collateral (the “Portfolio Collateral”) and the addition to the Collateral of additional assets constituting Collateral from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by or on behalf of the Company, the Investment Manager or the Account Bank as may be reasonably required by the Collateral Administrator, or by the agents for the obligors from time to time, or based on information maintained by U.S. Bank in its capacity as Collateral Agent under the Loan Agreement;

(iii)          Provide information contained in the Collateral Database to the Investment Manager on behalf of the Company and the Administrative Agent, as the Collateral Administrator, the Administrative Agent and the Investment Manager, as applicable, shall reasonably agree, including by way of reasonable electronic access (by access to the Collateral Administrator’s internet website) to the reports generated by the Collateral Administrator pursuant to this Agreement;

(iv)          Track the receipt and daily allocation to the USD Interest Collection Account, Euro Interest Collection Account, GBP Interest Collection Account, USD Principal Collection Account, Euro Principal Collection Account and GBP Principal Collection Account, as applicable, with respect to Interest Proceeds and Principal Proceeds and the outstanding balance therein, and any withdrawals therefrom and, on each Business Day, provide to the Investment Manager daily reports reflecting such actions to the Accounts as of the close of business on the preceding Business Day;

(v)           Reasonably cooperate with the Investment Manager in the Investment Manager’s review of the Position Reports and the Cash Flow Reports;

(vi)          Not later than the date specified therefor in the Loan Agreement, the Collateral Administrator shall prepare each Position Report and Cash Flow Report by compiling and preparing such report using the information contained in the Collateral Database and the information set forth in clause (iv) above and provide the results of such calculations to the Administrative Agent and the Investment Manager so that the Investment Manager may confirm such results;

(vii)         So long as the same Person serves as the Collateral Administrator hereunder and as the Collateral Agent under the Loan Agreement, provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Administrator in performing its ordinary function as the Collateral Agent pursuant to the Loan Agreement, or as may be required by the Loan Agreement, as the Company, the Administrative Agent or the Investment Manager may reasonably request from time to time; and

(viii)        Upon written request of the Investment Manager on any Business Day (provided such request is accompanied by such information as may be necessary to permit the Collateral Administrator to make the calculations referred to below and is received by 12:00 Noon (New York City time) on such date; otherwise such request will be deemed made on the next succeeding Business Day), the Collateral Administrator shall perform the following functions:  (i) perform a pro forma calculation of the tests and other requirements comprising the Concentration Limitations set forth in Schedule 4 to the Loan Agreement (in each case based upon information then contained in the Collateral Database and the information furnished by the Company or the Investment Manager no later than the time of such request), compare the results thereof against such requirements set forth in

Schedule 4 as applicable and report the results thereof to the Collateral Manager in a mutually agreed format.

(c)           The Investment Manager shall cooperate with the Collateral Administrator in connection with the matters described herein.  Without limiting the generality of the foregoing, the Investment Manager shall advise in a timely manner the Collateral Administrator of the results of any determinations required or permitted to be made by it or the Company (or the Investment Manager on its behalf) under the Loan Agreement and supply the Collateral Administrator with such other information as is maintained by the Investment Manager that the Collateral Administrator may from time to time request with respect to the Collateral and reasonably needed to complete the reports required to be prepared by the Collateral Administrator hereunder or required to permit the Collateral Administrator to perform its obligations hereunder (including, without limitation, determinations of Market Value, aggregate principal balance of Portfolio Investments, satisfaction of the Compliance Condition and compliance with the Concentration Limitations, as applicable) and to permit the Company and the Investment Manager to perform their obligations under the Loan Agreement with respect thereto and any other information that may be reasonably required under the Loan Agreement with respect to a Portfolio Investment (including, without limitation, as to its status as a Delayed Funding Term Loan, Revolving Credit Facility, Synthetic Security, Zero-Coupon Security, Structured Finance Obligation, Letter of Credit, Current Pay Obligation or Defaulted Obligation).  Nothing herein shall obligate the Collateral Administrator to determine independently the correct characterization or categorization of any item of Collateral under the Loan Agreement (it being understood that any such characterization or categorization shall be based exclusively upon the determination and notification received by the Collateral Administrator from the Investment Manager).  The Investment Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates and shall send such reports, instructions, statements and certificates to the Company for execution.  In addition, the Investment Manager shall provide prompt notice to the Collateral Administrator upon the Investment Manager’s obtaining knowledge of a Portfolio Investment becoming a Defaulted Obligation or otherwise becoming an Ineligible Investment.

(d)           If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Company or the Investment Manager as to the course of action desired by it.  If the Collateral Administrator does not receive such instructions within three (3) Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action.  The Collateral Administrator shall act in accordance with instructions received after such three Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.  The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)           Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

3.             Compensation.  The Company agrees to pay, and the Collateral Administrator shall be entitled to receive, compensation for, and reimbursement for expenses in connection with, the Collateral Administrator’s performance of the duties called for herein and as provided in a separate fee letter agreement dated December 4, 2015.

4.             Limitation of Responsibility of the Collateral Administrator; Indemnification.

(a)           The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder.  The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.  The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. The Collateral Administrator shall be entitled to the same rights, protections and immunities that are afforded to it under the Loan Agreement. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Investment Manager, the Company or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder.  The Collateral Administrator shall in no event have any liability for the actions or omissions of the Company, the Investment Manager or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Company, the Investment Manager or another Person, or other failure on the part of any such other party to comply with the terms hereof, except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder.  The Collateral Administrator shall not be liable for failing to perform or any delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Company, the Investment Manager or any other Person in furnishing necessary, timely and accurate information to the Collateral Administrator.  The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them.

(b)           The Collateral Administrator may rely conclusively on any notice, certificate or other document (including facsimile or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine.  The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.  The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof.  The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to a responsible officer of the Collateral Administrator responsible for the administration of this Agreement.  Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages (including lost profits), even if the Collateral Administrator has been advised of such loss or damage and regardless of the form of action under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof.  It is expressly acknowledged by the Company and the Investment Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Investment Manager (and/or the Company) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such Persons.  Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons and to provide certain reports and other deliveries, as provided herein.  For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon one or more reputable electronic financial information reporting services, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such services.

(c)           The Company shall, and hereby agrees to, reimburse, indemnify and hold harmless the Collateral Administrator as provided in the Loan Agreement.

(d)           Nothing herein shall obligate the Collateral Administrator to determine independently any characteristic of a Portfolio Investment, or to evaluate or verify the Investment Manager’s characterization of any Portfolio Investment, including but not limited to whether any item of Collateral is a Delayed Funding Term Loan, Revolving Credit Facility, Synthetic Security, Zero-Coupon Security, Structured Finance Obligation, Letter of Credit, or Defaulted Obligation, any such determination being based exclusively upon notification the Collateral Administrator receives from the Investment Manager or from (or in its capacity as) the Collateral Agent (based upon notices received by the Collateral Agent from the obligor, trustee or agent bank under an underlying governing document, or similar source) and nothing herein shall obligate the Collateral Administrator to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Portfolio Investment in order to verify, confirm, audit or otherwise determine any characteristic thereof. The Collateral Administrator shall have no obligation to determine or monitor on an independent basis whether any obligor under the Collateral is in default or in compliance with the underlying documents governing or securing such Portfolio Investments.

5.             No Joint Venture.  Nothing contained in this Agreement (a) shall constitute the Company, the Collateral Administrator, the Administrative Agent and the Investment Manager as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6.             Term.  This Agreement shall continue in effect so long as the Loan Agreement remains in effect with respect to the Secured Obligations, unless this Agreement has been previously terminated in accordance with Section 7 hereof.

7.             Termination.

(a)           This Agreement may be terminated without cause by the Company (with the prior written consent of the Administrative Agent) or the Collateral Administrator upon not less than ninety (90) days’ written notice to each other party.  If at any time, prior to payment in full of all Secured Obligations, the Collateral Administrator shall resign or be removed as Collateral Agent under the Loan Agreement, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder.

(b)           At the option of the Company (with the prior written consent or at the direction of the Administrative Agent), this Agreement may be terminated upon ten (10) days’ written notice of termination from the Company to the Collateral Administrator if any of the following events shall occur:

(i)            The Collateral Administrator shall default in the performance of any of its material duties under this Agreement and shall not cure such default within thirty (30) days (or, if such default cannot be cured in such time, the Collateral Administrator shall not have given within thirty (30) days such assurance of cure as shall be reasonably satisfactory to the Company and the Administrative Agent and cured such default within the time so assured);

(ii)           A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding up or liquidation of its affairs; or

(iii)          The Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

If any of the events specified in clauses (ii) or (iii) of this Section 7(b) shall occur, the Collateral Administrator shall promptly, and in any event, within one (1) Business Day after the occurrence of such event, give written notice thereof to the Investment Manager, the Administrative Agent and the Company.

(c)           Except when the Collateral Administrator shall be removed pursuant to subsection (b) of this Section 7 or shall resign pursuant to subsection (d) of this Section 7, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor collateral administrator reasonably acceptable to the Administrative Agent, the Company and the Investment Manager shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Administrative Agent, the Company, the Investment Manager and the Collateral Agent.  Upon any resignation or removal of the Collateral Administrator hereunder, the Company shall promptly, and in any case within thirty (30) days after the related notice of resignation or removal, appoint a qualified successor consented to by the Administrative Agent to act as collateral administrator hereunder and cause such successor collateral administrator to execute and deliver an agreement accepting such appointment as described in the preceding sentence.  If the Company fails to appoint such a qualified successor which duly accepts its appointment by properly executing and delivering such an agreement within such time, the retiring Collateral Administrator shall be entitled to petition a court of competent jurisdiction for the appointment of a successor to serve as collateral administrator hereunder and shall be indemnified pursuant to the Loan Agreement for the reasonable costs and expenses thereof.

(d)           Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor collateral administrator be obligated hereunder and without any liability for further performance of any duties hereunder (i) immediately upon the termination (whether by resignation or removal) of U.S. Bank as Collateral Agent under the Loan Agreement, or (ii) upon thirty (30) days’ notice to the Investment Manager and the Administrative Agent upon any reasonable determination by U.S. Bank that the taking of any action, or performance of any duty, on its part as the Collateral Administrator pursuant to the terms of this Agreement would be in conflict with or in violation of its duties or obligations as the Collateral Agent under the Loan Agreement or (iii) upon at least sixty (60) days’ prior written notice of termination to the Investment Manager, the Administrative Agent and the Company upon the occurrence of any of the following events and the failure to cure such event within such sixty (60) day notice period: (A) failure of the Company to pay any of the amounts specified in Section 3 hereof in accordance with the Loan Agreement or (B) failure of the Company to provide any indemnity payment to Collateral Administrator pursuant to the terms of the Loan Agreement, as the case may be, within sixty (60) days of the receipt by the Company of the written request for such payment or reimbursement.

(e)           Any corporation into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

8.             Representations and Warranties.

(a)           The Investment Manager hereby represents and warrants to the Collateral Administrator and the Company as follows:

(i)            The Investment Manager is a Delaware statutory trust and has the full organizational power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary organizational action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder, except such as have been made or obtained and are in full force and effect.  No consent of any other Person including partners and creditors of the Investment Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder except such as have been made or obtained and are in full force and effect.  When executed and delivered by the Investment Manager and the other parties hereto, this Agreement will constitute the legal, valid and binding obligations of the Investment Manager enforceable against the Investment Manager in accordance with its terms, subject as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Investment Manager and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)           The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Investment Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Investment Manager, or the governing instruments of the Investment Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Investment Manager is a party or by which the Investment Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Investment Manager.

(b)           The Company hereby represents and warrants to the Collateral Administrator and the Investment Manager as follows:

(i)            The Company is a Delaware limited liability company and has the full organizational power and authority to execute, deliver and perform this

Agreement and each other Loan Document to which it is a party and all obligations required hereunder and thereunder and has taken all necessary organizational action to authorize this Agreement and each other Loan Document to which it is a party on the terms and conditions hereof, the execution, delivery and performance of this Agreement and such other Loan Documents and the performance of all obligations imposed upon it hereunder.  No consent of any other Person including members and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or any other Loan Document to which it is a party or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder.  When executed and delivered by the Company and the other parties hereto, this Agreement and each other Loan Document to which it is a party will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject as to enforcement (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Company and (b) to general equitable principles (whether unenforceability of such principles is considered in a proceeding at law or in equity).

(ii)           The execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and the documents and instruments required hereunder and thereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the governing instruments of, or any securities issued by, the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Company and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking the creation or imposition of which would have a material adverse effect on the business operations, assets or financial condition of the Company.

(c)           The Collateral Administrator hereby represents and warrants to the Investment Manager and the Company as follows:

(i)            The Collateral Administrator is a national banking association duly organized and validly existing under the laws of the United States of

America and has full organizational power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder.  No consent of any other Person including stockholders or other equity holder and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder.  When executed and delivered by the Collateral Administrator and the other parties hereto, this Agreement will constitute the legal, valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with its terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)           The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the articles of association or by-laws, as amended, of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking the creation or imposition of which would have a material adverse effect on the business operations, assets or financial condition of the Collateral Administrator.

9.             Amendments.  This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Investment Manager, the Company and the Collateral Administrator in writing with the prior written consent of the Administrative Agent.

10.          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK.

11.          Notices.  All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received.

If to the Collateral Administrator, to:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attn: Christopher Hagen
Ref. Hamilton Finance LLC
Email:  christopher.hagen@usbank.com

If to the Company, the Investment Manager, the Administrative Agent or the Collateral Agent, at its respective address specified in the Loan Agreement.

12.          Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Investment Manager, the Company and the Collateral Administrator; provided, however, that the Collateral Administrator may not assign its rights and obligations hereunder without the prior written consent of the Investment Manager, the Administrative Agent and the Company, except that the Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any direct or indirect wholly owned subsidiary of the Collateral Administrator or its successors without the prior written consent of the Investment Manager, the Administrative Agent or the Company (provided that in such event the Collateral Administrator shall remain responsible for the performance of its duties as the Collateral Administrator hereunder).  Notwithstanding the foregoing, the Collateral Administrator consents to the pledge of its rights under this Agreement by the Company to the Collateral Agent, as provided in the granting language set forth in Section 8.02 of the Loan Agreement.  The Company may not assign its rights or obligations hereunder without the prior written consent of the Administrative Agent.

13.          Counterparts.  This Agreement may be executed in any number of counterparts by facsimile or other written form of communication including electronic mail, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

14.          Conflict with the Loan Agreement.  If this Agreement shall require that any action be taken with respect to any matter and the Loan Agreement shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Loan Agreement, the Collateral Administrator shall notify the Investment Manager and act in accordance with the Investment Manager’s instructions.

15.          Subordination; Limited Recourse; Non-Petition.  The Collateral Administrator agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in and otherwise subject to, and the Collateral Administrator agrees to be bound by the provisions of, the Loan Agreement (including the Annual Cap) and all other agreements entered into in connection therewith (as if it were a party to the Loan Agreement and such other agreements, in the case of any successor Collateral Administrator that is not also serving as Collateral Agent under the Loan Agreement).  The provisions of Sections 10.01 and 10.07 of the Loan Agreement are hereby incorporated by reference into this Agreement with respect to the Collateral Administrator and the Investment Manager (mutatis mutandis).

16.          Survival.  Notwithstanding anything herein to the contrary, all indemnifications set forth or provided for in this Agreement shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

HAMILTON FINANCE LLC, as Company

	By:	Carey Credit Income Fund, its Designated Manager

	By:	/s/ Paul Saint-Pierre
Name: Paul Saint-Pierre
Title: Chief Financial Officer

CAREY CREDIT INCOME FUND, as Investment Manager

By:	/s/ Paul Saint-Pierre
Name: Paul Saint-Pierre
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator

By:	/s/ Scott D. DeRoss
Name: Scott D. DeRoss
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Louis Cerrotta
Name: Louis Cerrotta
Title: Executive Director

[Signature Page - Collateral Administration Agreement]